UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934 for the period ended August 31, 2008

Commission File Number 0-30368

American International Ventures, Inc.

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(Name of Small Business Issuer in its charter)

Delaware                                         22-3489463

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(State or other jurisdiction of                 (I.R.S. Employer Identification no.)

                                                          incorporation or organization)

4058 Histead Way, Evergreen, Colorado 80439

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(Address of principal executive offices)

303-670-7378

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(Registrant's telephone number, including area code)

Securities registered under Section 12 (b) of the Act:

Title of each class              Name of exchange on which

to  be  registered              each  class is to be registered

None                              None

Securities registered under Section 12(g) of the Act:

Common Stock

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(Title of Class)

Indicate  by check  mark  whether  the  registrant  (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities  Exchange Act of 1934 during the  proceeding  12 months and (2) has been  subject to such filing requirements for the past 90 days. (1) Yes: [X]    No: [ ] (2) Yes: [X]    No: [ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) Yes: [X]    No: [  ]

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of October 15, 2008 is 19,345,044 shares of Common Stock, $.00001 par value.

Transitional Small Business Issuer Format (Check One): Yes:      No:  [X]

                                                                                                                       Page Number

PART I – FINANCIAL INFORMATION

Item 1.   Financial Statements (Unaudited):

      - Balance Sheets at August 31, 2008 (unaudited)

         and May 31, 2008 (audited)

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      - Statements of Operations and Deficit Accumulated During  Exploration

       Stage for the three month periods ended August 31, 2008 and

        August 31, 2007, and from June 1, 2003 to August 31, 2008.

4

      - Statements of Operations and Deficit Accumulated During  Exploration

       Stage for the three month periods ended August 31, 2008 and

       August 31, 2007, and from June 1, 2003 to August 31,  2008.

5

      - Statements of Cash Flows for the three month periods

       ended August 31, 2008 and August 31, 2007, and

       from June 1, 2003 to August 31, 2008.

6

      -Notes to Financial Statements

5

Item 2. Management's Discussion and Analysis or Plan of Operations

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Item 3. Effectiveness of the registrant’s disclosure controls and procedures

9

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

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Item 2. Changes in Securities

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Item 3. Defaults upon Senior Securities

10

Item 4. Submission of Matters to Vote of Security Holders.

10

Item 5. Other Information.

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Item 6. Exhibits and Reports on Form 8-K.

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Signatures

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AMERICAN INTERNATIONAL VENTURES, INC.

(An Exploration Stage Company)

BALANCE SHEET

August 31, 2008

ASSETS
	August 31, 2008 (Unaudited)	May 31, 2008 (Unaudited)

Current Assets
Cash	$ 4,143	$ 12,773
Total current assets	4,143	12,773

Fixed Assets
Office furniture and equipment	11,567	11,567
Less, accumulated depreciation	11,567	11,567
Net fixed assets	-	-

Other Assets
Mining rights	5,397	5,397
Total other assets	5,397	5,397
	________	________
TOTAL ASSETS	$ 9,540	$ 18,170

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accrued liabilities	$ 6,450	$ 8,775
Total current liabilities	6,450	8,775

Stockholders’ Equity
Common stock – authorized, 400,000,000 shares of $.00001 par value; issued and outstanding 19,345,044 shares	193	193
Capital in excess of par value	1,293,355	1,293,355
Additional paid in capital – options	48,262	48,262
Additional paid in capital – warrants	42,315	42,315
Deficit accumulated during exploration stage	(642,051)	(635,746)
Deficit prior to exploration stage	(738,984)	(738,984)

Total stockholders’ equity	3,090	9,395
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$ 9,540	$ 18,170

The accompanying notes are an integral part of these financial statements.

AMERICAN INTERNATIONAL VENTURES, INC.

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS AND DEFICIT

For the Three Months Ended August 31,

(Unaudited)

	2008	2007	June 1, 2003 (Date of Inception of Development Stage) To August 31, 2008

Revenue	$ -	$ -	$ -

Administrative Expenses	6,324	9,275	746,647
	_____	_____	_______
Operating Loss	(6,324)	(9,275)	(746,647)

Other Income and Expense:
Other income			40,000
Interest income	19	184	4,837
Interest expense			(206)
Profit on sales of securities	_____	-	59,965
Loss Accumulated During Exploration Stage	$(6,305)	$(9,091)	$(642,051)

Loss Per Share – Basic and Diluted	$ -	$ -

Weighted Average Number of Shares Outstanding	19,345,044	19,345,044

Included within Selling and Administrative are the following amounts:

	2008	2007

Professional fees	$ 6,100	$ 6,525
Options expense	-	863
Licenses and permits	-	1,343
Other expenses	224	544
	$ 6,324	$ 9,275

The accompanying notes are an integral part of these financial statements.

AMERICAN INTERNATIONAL VENTURES, INC.

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

For the Three Months Ended August 31,

(Unaudited)

	2008	2007	June 1, 2003 (Date of Inception of Development Stage) To August 31, 2008

Cash Flows From Operations:
Net loss from operations	$ (6,305)	$ (9,091)	$(642,051)
Adjustments to reconcile net loss to net cash consumed by operating activities:	-	-
Depreciation			2,714
Impairment	-	-	3,273
Value of capital stock issued for services	-	-	59,925
Value of options issued for services	-	863	55,317
Changes in current assets and liabilities:
(Decrease) increase in accrued liabilities	(2,325)	3,594	18,257
Decrease in prepaid expenses			150
	______	_____	_______
Net cash consumed by operating activities	(8,630)	(4,634)	(502,415)

Cash Flows From Investing Activities:
Deposit to secure letter of credit	-	-	(25,667)
Release of deposit to secure line of credit	-	-	25,667
Investment in mineral rights	_ -	-	(5,397)
Net cash consumed by investing activities	_ -	-	(5,397)

Cash Flows From Financing Activities:
Proceeds of common stock issuances	-	-	426,630
Decrease in stockholder advances	-	-	(143)
	______	_____	_______
Net cash provided by financing activities	-	-	426,487
	______	_____	_______
Net (decrease in cash)	(8,630)	(4,634)	(81,325)

Cash balance, beginning of period	12,773	39,769	85,468
	______	______	_______
Cash balance, end of period	$ 4,143	$35,135	$ 4,143

The accompanying notes are an integral part of these financial statements.

AMERICAN INTERNATIONAL VENTURES, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

August 31, 2008

1.

BASIS OF PRESENTATION

The unaudited interim financial statements of American International Ventures, Inc. (“the Company”) as of August 31, 2008 and for the three month periods ended August 31, 2008 and 2007 have been prepared in accordance with U.S. generally accepted accounting principles.  In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods.  The results of operations for the quarter ended August 31, 2008 are not necessarily indicative of the results to be expected for the full fiscal year ending May 31, 2009.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading.  The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended May 31, 2008.

2.

SUPPLEMENTAL CASH FLOWS INFORMATION

There were no cash payments during the periods for either interest or income taxes.

3.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the financial statements, the Company had a working capital deficiency and an accumulated deficit as of August 31, 2008 and has experienced continuing losses.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.  The Company’s present plans, the realization of which cannot be assured, to overcome these difficulties include, but are not limited to, the continuing effort to raise capital in the public and private markets or to seek a merger partner.

Item 2. Plan of Operations.

Forward Looking Statements and Cautionary Statements.

Certain of the statements contained in this Quarterly Report on Form 10-QSB includes "forward looking statements". All statements other than statements of historical facts included in this Form 10-QSB regarding the Company's financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, and other matters, are forward looking statements. These forward-looking statements are based upon management's expectations of future events. Although the Company believes the expectations reflected in such forward looking statements are reasonable, there can be no assurances that such expectations will prove to be correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the Cautionary Statements section and elsewhere in the Company’s Form 10-KSB for the period ended May 31, 2008. Readers are urged to refer to the section entitled “Cautionary Statements” and elsewhere in the Company’s Form 10-KSB for a broader discussion of these statements, risks, and uncertainties. These risks include the Company’s limited operations and lack of revenues. In addition, the Company’s auditor, in his audit report for the fiscal year ended May 31, 2008, has expressed a “going concern” opinion about the future viability of the Company. All written and oral forward looking statements attributable to the Company or persons acting on the Company’s behalf subsequent to the date of this Form 10-QSB are expressly qualified in their entirety by the referenced Cautionary Statements.

Plan of Operations.

The Company’s plan of operations is to seek other business opportunities to review and analyze for purposes of effecting a business acquisition or combination. The Company is seeking such business opportunities through its officers, directors and business contacts. The Company can not predict whether it will be successful in its efforts to identify a suitable business acquisition or combination candidate.

As of August 31, 2008, the Company has a working capital deficit of $2,307. The Company has projected that its overhead for the next 12 months is $25,400, which consists of accounting fees (including tax, audit and review) in the approximate amount of $13,000, legal fees in the approximate amount of $7,000, property taxes on the Bruner claims in the approximate amount of $400, and miscellaneous expenses of $1,000. The projected legal and accounting fees related to the Company’s reporting requirements under the Exchange Act of 1934 The company expects to incur addition legal and accounting fees in order to effect merger, share exchange or business combination transaction.  The Company has no other capital commitments. The Company has insufficient funds to pay for its corporate overhead for the next 12 months. As such, it will be required to raise additional funds through the private placement of its capital stock or through debt financing to meet its ongoing obligations. If the Company is able to raise funds to meet its projected working capital needs, it will have a material adverse impact on the Company and the Company may not be able to complete its plan of operations of finding a suitable business acquisition or combination candidate.

Please refer to the Company’s Form 10-KSB for the period ending May 31, 2008 for a discussion of other risks attendant to its proposed plan of operations of effecting a business acquisition or combination, including the occurrence of significant dilution and a change of control. Even if successful in effecting a business acquisition or combination, it is likely that numerous risks will exist with respect to the new entity and its business.

Item 3. Controls and Procedures.

(a) Under the supervision and with the participation of management, including the Company’s President and Chief Financial Officer, we conducted an evaluation of the effectiveness of the design and operations of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as of August 31, 2007. Based on this evaluation, our President and Chief Financial Officer concluded that our disclosure controls and procedures were effective such that the material information required to be included in our Securities and Exchange Commission ("SEC") reports is recorded, processed, summarized and reported within the time periods specified in applicable SEC rules and forms relating to our reporting obligations, and was made known to them by others within the company, particularly during the period when this report was being prepared.

(b)  There were no changes in our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Rule 13a-15 or Rule 15d-15 under the Exchange Act that occurred during the Company’s fiscal quarter ending February 29, 2008 that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting.

Item 3A(T). Controls and Procedures.

There is no information required to be furnished under Items 307 and 308T of Regulation S-B

PART II

Item 1.   Legal Proceedings.

None

Item 2.   Unregistered Sale of Equity Securities and Use of Proceeds.

None

Item 3.   Defaults Upon Senior Securities.

None

Item 4.   Submission of Matters to a Vote of Security Holders.

None

Item 5.   Other Information.

None

Item 6.   Exhibits and Reports on Form 8-K

(a). Furnish the Exhibits required by Item 601 of Regulation S-B.

Exhibit 31 – Certification Pursuant To Section 302 Of The Sarbanes-Oxley Act Of 2002.

Exhibit 32 – Certification Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002.

(b) Reports on Form 8-K.

None

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2008

AMERICAN INTERNATIONAL VENTURES, INC.

/s/ Myron Goldstein

Myron Goldstein

Chief Financial Officer

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